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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Park 'N View, Inc. on Form S-4 of our report dated September 5, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
July 23, 1998